[LITTON LOGO]
                                                        EXHIBIT 3.2(a)

                        CERTIFICATION OF RESOLUTIONS

                        OF THE BOARD OF DIRECTORS OF

                          LITTON INDUSTRIES, INC.


I, the undersigned JEANETTE M. THOMAS, Vice President and Secretary of LITTON INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware, DO HEREBY CERTIFY that the following is a true and correct extract of certain resolutions duly adopted by the Board of Directors of said corporation on September 19, 1996, in accordance with the laws of Delaware and the By-laws of this corporation, and that these resolutions are in full force and effect as of the date hereof:

        RESOLVED, that in accordance with Section 1 of Article III of the By-laws of this corporation, the number of directors is hereby fixed at eleven (11).

IN WITNESS WHEREOF, I have here unto subscribed my name and affixed the seal of said corporation at Woodland Hills, California, this 1st day of October, 1996.


                                /s/ Jeanette M. Thomas
                                ---------------------------
[SEAL]                          Jeanette M. Thomas
                                Vice President and Secretary